Exhibit 99.4

March 9, 2015

Dear Employees of RTI International Metals,

As you certainly have already learned from Dawne Hickton, RTI International Metals and Alcoa have agreed to join forces and to continue our path together in the future. Read the press release at www.alcoa.com/XXX, password “XXX.” I am pleased to be the first “Alcoan”–that’s what the people here call each other–to reach out to you, introduce our company and answer some of the first questions you might have.

Who is Alcoa? While your first thought might be that we’re an aluminum company because we pioneered the industry more than 125 years ago, since then we have become a global leader in an array of innovative lightweight, high-performance metals. Our 59,000 employees help our customers in a number of industries, from aerospace to automotive, from construction to packaging to consumer electronics.

While Alcoa has changed and grown throughout its 125-year history, the one constant for generations of Alcoans has been our enduring Values: Integrity… Environment, Health and Safety… Respect… Innovation… Excellence. Better than anything else, those Values answer the question, “Who is Alcoa?”

Why bring our companies together? Together, we’ll be positioned to meet demand for titanium parts in the soaring aerospace market, tapping into the fastest growing aerospace metal to capture even greater growth than either of us can achieve alone. We’ll build on our advanced manufacturing and materials technologies. From ingot to finished product, wing support structures and fuselage frames to landing gear components and fasteners, we will enhance our role as leading innovators.

What does Alcoa know about aerospace? When the Wright Brothers were building their first airplane, our aluminum crankcase helped their dream take flight. Today, 90% of all aerospace alloys on aircraft currently in service were developed by Alcoa, every Western commercial and military aircraft uses Alcoa fasteners, and every Western commercial and military aircraft engine is built with Alcoa nickel super-alloy investment castings. Our $5 billion aerospace business—64% of our downstream revenue is non-aluminum—is built on our customers’ confidence in Alcoa’s advanced technology. And, if you are not in aerospace, no worries, we are in many other industries with great offerings. Plus, there are few things we love more than profitable growth.

What does it mean for me? Well, it’s hard to answer this in specific details as I do not know you yet, but let me offer some thoughts. We at Alcoa believe the only sustainable competitive advantage in today’s fast moving world is the talent a company has and the way we work together as one team. RTI has been a success because of its people. We intend to build on that success by providing development programs to grow and take on new opportunities associated with Alcoa’s bright future. With today’s announcement, and you joining us, the promise of that future has become even brighter… for both Alcoa and RTI employees.

How will we come together? We will take the necessary steps to obtain regulatory and shareholder approvals and hope to receive those in the next three to six months. We’ll be planning to take our two strong, innovative businesses and combine them to make them even stronger and more competitive. We’ll be learning from you about your innovative materials and technologies. Meanwhile we’ll share with you how you can tap into what we call the “Alcoa Advantage,” the special resources that every business unit can draw on: access to longstanding customer relationships, support from the world’s leading lightweight metals technology center, purchasing power based on $18 billion in annual procurements, performance efficiencies from our global operating system and centers of excellence, and world-class talent programs that attract the best and brightest to Alcoa and help them grow in their careers.

As much as I wish the agreement could be finalized immediately, we must wait for regulatory and shareholder approvals. While we work on obtaining those approvals, you can use that time to learn more about the company that will soon be your company.

We invite you to visit www.alcoa.com/XXX, password “XXX.” from any internet-connected computer for more information about Alcoa, our transaction and the reasons why our two companies are such a great fit. You’ll also have the opportunity to ask your questions to start our dialogue. During this waiting period, we’ll use this site to keep you informed and connected to key company developments and integration planning activities and milestones.

Let me leave you with a short statement that represents where Alcoa has come from and where we are going: “Alcoa is Advancing each generation.” That’s our company vision. It acknowledges all that Alcoa has done for generations of customers, employees, investors and communities during the past 125 years… and what we plan to do in the future. I look forward to RTI sharing that future with us.

All the best,

Klaus Kleinfeld

Chairman and CEO

Forward-Looking Statements

Certain statements in this release, including statements regarding the proposed acquisition of RTI International Metals (RTI) by Alcoa, the expected timing, closing and benefits of the transaction, the expected synergies, the expected contribution of RTI to Alcoa’s revenues and profitability, the expected acceleration of Alcoa’s portfolio transformation, the expected size, scope and growth of the combined company’s operations and the markets in which it will operate, including the aerospace market, the anticipated issuance of Alcoa common stock in exchange for RTI stock in the transaction, as well as Alcoa’s plans, objectives, strategy, and intentions, may contain words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “intends,” “outlook,” “plans,” “projects,” “should,” “could,” “may,” “seeks,” “sees,” “targets,” “will,” or other words of similar meaning that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on Alcoa’s current expectations, estimates, forecasts and projections about the proposed transaction and the operating environment, economies and markets in which Alcoa and RTI operate. In making these statements, Alcoa has made assumptions with respect to: the ability of Alcoa and RTI to achieve expected synergies and the timing of same; the ability of Alcoa and RTI to predict and adapt to changing customer requirements, demand, and preferences; future capital expenditures, including the amount and nature thereof; trends and developments in the aerospace, metals engineering (including aluminum and titanium), advanced manufacturing, and other sectors of the economy that are related to these sectors; business strategy and outlook; expansion and growth of business and operations; credit risks; future results being similar to historical results; expectations related to future general economic and market conditions; and other matters, many of which are beyond Alcoa’s control. Alcoa’s beliefs and assumptions are inherently subject to significant business, economic, competitive and other uncertainties and contingencies regarding future events and as such, are subject to change and may prove to be inaccurate. Actual results or events could differ materially from those contemplated in forward-looking statements as a result of numerous risks and uncertainties, including: (a) the risk that the businesses will not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected, which could result in additional demands on Alcoa’s resources, systems, procedures and controls, disruption of its ongoing business and diversion of management’s attention from other business concerns; (b) the effect of an increased number of Alcoa shares outstanding as a result of the proposed transaction; (c) the possibility that certain assumptions with respect to RTI or the proposed transaction could prove to be inaccurate; (d) failure to receive the required votes of RTI’s shareholders to approve the transaction; (e) failure to receive, delays in the receipt of, or unacceptable or burdensome conditions imposed in connection with, all required regulatory approvals of the proposed transaction, or the failure to satisfy the other closing conditions to the proposed transaction; (f) the potential failure to retain key employees of Alcoa or RTI as a result of the proposed transaction or during integration of the businesses; (g) potential sales of Alcoa common stock issued in the acquisition; (h) the potential loss of customers, suppliers, and other business relationships of Alcoa or RTI as a result of the transaction; (i) consequences of investigations by governmental agencies or regulatory authorities; (j) the failure to capitalize on anticipated growth in the commercial aerospace market; and (k) the other risk factors summarized in Alcoa’s Form 10-K for the year ended December 31, 2014, and other reports filed with the Securities and Exchange Commission. Alcoa disclaims any obligation to update publicly any forward-looking statements, whether in response to new information, future events or otherwise, except as required by applicable law. Market projections are subject to the risks discussed above and other risks in the market. Nothing on Alcoa’s website is included or incorporated by reference herein.

Additional Information and Where to Find It

This document does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The proposed business combination transaction between Alcoa and RTI will be submitted to the shareholders of RTI for their consideration. Alcoa will file with the SEC a Registration Statement on Form S-4 that will include a proxy statement of RTI that also constitutes a prospectus of Alcoa. RTI will provide the proxy statement/prospectus to its shareholders. Alcoa and RTI also plan to file other documents with the SEC regarding the proposed transaction. This document is not a substitute for any prospectus, proxy statement or any other document which Alcoa or RTI may file with the SEC in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF RTI ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC’s website (www.sec.gov). You may also obtain these documents, free of charge, from Alcoa’s website (www.alcoa.com). You may also obtain these documents, free of charge, from RTI’s website (www.rtiintl.com).

Participants in the Solicitation

Alcoa, RTI, and certain of their respective directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from RTI shareholders in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of RTI shareholders in connection with the proposed transaction will be set forth in the proxy statement/prospectus when it is filed with the SEC. You can find information about Alcoa’s executive officers and directors in its definitive proxy statement filed with the SEC on March 18, 2014 and in its Annual Report on Form 10-K filed with the SEC on February 19, 2015. You can find information about RTI’s executive officers and directors in its definitive proxy statement filed with the SEC on March 28, 2014 and in its Annual Report on Form 10-K filed with the SEC on February 26, 2015. Additional information about Alcoa’s executive officers and directors and RTI’s executive officers and directors can be found in the above-referenced Registration Statement on Form S-4 when it becomes available. You can obtain free copies of these documents from Alcoa and RTI as described in the preceding paragraph.